UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2019

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CityPlace One

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2019, the Board of Directors (the “Board”) of Arch Coal, Inc. (the “Company”) increased the size of the Board  to nine directors and elected, effective immediately, Holly Keller Koeppel and Robert Brewster Hamill to fill the newly-created vacancies and to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. Ms. Koeppel and Mr. Hamill were also each appointed to serve on the Audit Committee of the Board (the “Audit Committee”).

Ms. Koeppel served as Managing Partner and Head of Gateway Infrastructure Investments LP from 2015 to January 2017.  From 2010 to 2015, Ms. Koeppel served as Partner and Global Co-Head, Citi Infrastructure Investors, a division of CitiGroup, Inc.  She served as Executive Vice President and Chief Financial Officer of American Electric Power Corporation from 2006 to 2009.

Mr.  Hamill served as Managing Director of Jefferies and Company Inc. from 2008 to November 2018.  From 2003 to 2008, Mr. Hamill served as Managing Director of Lehman Brothers Inc., and from 1994 to 2002 he served as a Managing Director of J.P. Morgan Securities Inc.

The Company’s non-employee director compensation program provides that each non-chair director receives a $100,000 annual cash retainer and a $125,000 equity grant (awarded in the form of restricted stock units) for his or her service on the Board. Non-chair directors serving on the Audit Committee also receive an annual retainer of $15,000. For 2019, Ms. Koeppel and Mr. Hamill will receive a pro-rata portion of such cash retainers and equity grant, pro-rated as of February 28, 2019.

Ms. Koeppel and Mr. Hamill each entered into an indemnification agreement with the Company, effective as of February 28, 2019, substantially in the form attached as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on October 11, 2016.

Mr. Scott Vogel, who has been a director of the Company since October 2016, will not stand for reelection at the 2019 annual meeting in May. Mr. Vogel’s not standing for reelection is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01              Regulation FD Disclosure.

On February 28, 2019, the Company issued a press release announcing the elections to the Company’s Board as described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press release dated February 28, 2019.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2019	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary